EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Dreyer’s Grand Ice Cream Holdings, Inc.:
    We consent to the incorporation by reference in the registration statement (No. 333-106552) on Form S-8 of our report dated January 17, 2003, except as to note 3, which is as of June 13, 2003, relating to the consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2002, which appear in the December 25, 2004 annual report on Form 10-K of Dreyer’s Grand Ice Cream Holdings, Inc.
/s/ KPMG LLP

KPMG LLP
San Francisco, California
March 4, 2005